Exhibit A

CUSIP No. 20460L104

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of SunPower Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 30th day of April, 2026.

Thurman J. Rodgers

/s/ Thurman J. Rodgers
Thurman J. Rodgers

Rodgers Massey Revocable Living Trust

By:	/s/ Thurman J. Rodgers
Name:	Thurman J. Rodgers
Title:	Trustee

Rodgers Family Freedom and Free Markets Charitable Trust

By:	/s/ Thurman J. Rodgers
Name: Thurman J. Rodgers
Title: Trustee

Rodgers Capital, LLC

By:	/s/ Thurman J. Rodgers
Name: Thurman J. Rodgers
Its: Manager

TJ Rodgers 2012 Irrevocable Trust dtd 12/26/12

By:	/s/ Thurman J. Rodgers
Name: Thurman J. Rodgers
Title: Trustee

Valeta Massey 2012 Irrevocable Trust dtd 12/26/12

By:	/s/ Valeta Massey
Name: Valeta Massey
Title: Trustee